Exhibit (23)




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 21, 1995, included in Owens-Corning Fiberglas Corporation's current report on Form 8-K, dated January 21, 1995, into the Company's previously filed
Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262,
33-20997, 33-27209, 33-31687, 33-48707, 33-57886 and 33-55163.







                                    ARTHUR ANDERSEN LLP



Toledo, Ohio
February 3, 1995